Exhibit 99.1

BIOLASE Announces Pricing of $6.5 Million Registered Direct Offering Priced At-the-Market

LAKE FOREST, Calif., June 28, 2022 /PRNewswire/ — BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, announced today that it has entered into a securities purchase agreement with a single institutional investor to purchase approximately $6.5 million of its common stock and pre-funded warrants in a registered direct offering and warrants to purchase common stock in a concurrent private placement, priced at-the-market under Nasdaq rules. The combined effective purchase price for one share of common stock (or pre-funded warrant in lieu thereof) and one warrant to purchase one share of common stock will be $4.625.

Under the terms of the securities purchase agreement, BIOLASE has agreed to sell 1,405,405 shares of common stock (or pre-funded warrants in lieu thereof). In a private placement, which will be consummated concurrently with the registered direct offering, BIOLASE also has agreed to issue warrants to purchase up to an aggregate of 1,405,405 shares of common stock. The warrants will be immediately exercisable, will expire five and a half years from the date of issuance and will have an exercise price of $4.625 per share of common stock.

Maxim Group LLC is acting as the lead placement agent for the offering. The Benchmark Company and Lake Street Capital Markets, LLC are acting as co-placement agents for the offering.

The offering is expected to close on or about June 30, 2022, subject to the satisfaction of customary closing conditions.

The shares of common stock and pre-funded warrants are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-233172) previously filed and declared effective by the Securities and Exchange Commission (SEC). The offering of the shares of common stock and pre-funded warrants will be made only by means of a prospectus supplement that forms a part of the registration statement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock and pre-funded warrants will be filed by BIOLASE with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 301 patented and 32 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 43,300 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, those risks and uncertainties that are described in the “Risk Factors” section of BIOLASE’s annual report filed on Form 10-K filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

Investor Relations:

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com